UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		February 19, 2019

Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		678.934.5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events
On February 19, 2019, Genuine Parts Company (NYSE: GPC) announced today a 6% increase in the regular quarterly cash dividend for 2019. The Board of Directors of the Company, at its February 18, 2019 Board meeting, increased the cash dividend payable to an annual rate of $3.05 per share compared with the previous dividend of $2.88 per share. The quarterly cash dividend of seventy-six and one-quarter cents ($0.7625) per share is payable April 1, 2019 to shareholders of record March 8, 2019. GPC has paid a cash dividend every year since going public in 1948, and 2019 marks the 63rd consecutive year of increased dividends paid to shareholders.

Genuine Parts Company plans to release Fourth Quarter and Year-End Earnings later this morning. Management will also conduct a conference call at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-407-0789. The conference ID is 13686721. If you are unable to participate during the call, a recording of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 13686721, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 5, 2019.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated February 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date:	February 19, 2019	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

Exhibit Index

Top of the Form

Exhibit No.	Description

99.1	Press Release dated February 19, 2019